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                                                                   EXHIBIT 10.13

                                  MEDWAVE, INC.
                       CODE OF BUSINESS CONDUCT AND ETHICS

                                  INTRODUCTION

PURPOSE AND SCOPE

   The Board of Directors of Medwave, Inc. established this Code of Business Conduct and Ethics to aid Medwave's directors, officers and employees in making ethical and legal decisions when conducting Medwave's business and performing their day-to-day duties.

   Medwave's Board of Directors or a committee of the Board is responsible for administering the Code. The Board of Directors has delegated day-to-day responsibility for administering and interpreting the Code to a Compliance Officer. Our Chief Executive Officer has been appointed Medwave's Compliance Officer under this Code.

   Medwave expects its directors, officers and employees to exercise reasonable judgment when conducting Medwave's business. Medwave also understands that this Code will not contain the answer to every situation you may encounter or every concern you may have about conducting Medwave 's business ethically and legally. In these situations, or if you otherwise have questions or concerns about this Code, Medwave encourages each director, officer and employee to speak with his or her supervisor (if applicable) or, if you are uncomfortable doing that, with our Chief Executive Officer, who is our Compliance Officer under this Code.

CONTENTS OF THIS CODE

   This Code has two sections which follow this Introduction. The first section, "STANDARDS OF CONDUCT," contains the actual guidelines that our directors, officers and employees are expected to adhere to in the conduct of Medwave's business. The second section, "COMPLIANCE PROCEDURES," contains specific information about how this Code functions including who administers the Code, who can provide guidance under the Code and how violations may be reported, investigated and punished. This section also contains a discussion about waivers of and amendments to this Code.

A NOTE ABOUT OTHER OBLIGATIONS

   Medwave's directors, officers and employees generally have other legal and contractual obligations to Medwave. This Code is not intended to reduce or limit the other obligations that you may have to Medwave. Instead, the standards in this Code should be viewed as the minimum standards that Medwave expects from its directors, officers and employees in the conduct of Medwave's business.

                              STANDARDS OF CONDUCT

CONFLICTS OF INTEREST

   Medwave recognizes and respects the right of its directors, officers and employees to engage in outside activities which they may deem proper and desirable, provided that these activities do not impair or interfere with the performance of their duties to the Company or their ability to act in Medwave's best interests. In most, if not all cases, this will mean that our directors, officers and employees must avoid situations that present a potential or actual conflict between their personal interests and Medwave's interests.

   A "conflict of interest" occurs when a director's, officer's or employee's personal interest interferes with Medwave's interests. Conflicts of interest may arise in many situations. For example, conflicts of interest can arise when a director, officer or employee takes an action or has an outside interest, responsibility or obligation that may make it difficult for him or her to perform the responsibilities of his or her position objectively and/or effectively in Medwave's best interests. Conflicts of interest may also occur when a director, officer or employee or his or her immediate family member receives some personal benefit (whether improper or not) as a result of the director's,

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officer's or employee's position with Medwave. Each individual's situation is different and in evaluating his or her own situation, a director, officer or employee will have to consider many factors.

   Any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest should be reported promptly to the Compliance Officer. The Compliance Officer may notify the Board of Directors or a committee thereof as he or she deems appropriate. Actual or potential conflicts of interest involving a director or an executive officer should be disclosed directly to the Chairman of the Board of Directors.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

   Medwave seeks to conduct its business in compliance with all applicable laws, rules and regulations. No director, officer or employee shall engage in any activity in conducting Medwave's business or in performing his or her day-to-day Company duties, nor shall any director, officer or employee instruct others to do so, that violates such standard.

FAIR DEALING

   Competing vigorously, yet lawfully, with competitors and establishing advantageous, but fair, business relationships with customers and suppliers is a part of the foundation for long-term success. However, unethical conduct, which may lead to short-term gains, may damage a company's reputation and long-term business prospects. Accordingly, it is Medwave's policy that directors, officers and employees must endeavor to deal ethically with Medwave's customers, suppliers, competitors and employees in all business dealings on Medwave's behalf. No director, officer or employee should take illegal advantage of another person in business dealings on Medwave's behalf through the abuse of privileged or confidential information or through improper manipulation, concealment or misrepresentation of material facts.

ACCURACY OF RECORDS

   The integrity, reliability and accuracy in all material respects of Medwave's books, records and financial statements is fundamental to Medwave's continued and future business success. No director, officer or employee may cause Medwave to enter into a transaction with the intent to document or record it in an unlawful manner. In addition, no director, officer or employee may create any false or artificial documentation or book entry for any transaction entered into by Medwave. Similarly, officers and employees who have responsibility for accounting and financial reporting matters have a responsibility to accurately record all funds, assets and transactions on Medwave's books and records.

                              COMPLIANCE PROCEDURES

COMMUNICATION OF CODE

   All directors, officers and employees will be supplied with a copy of the Code upon beginning service at Medwave. Updates of the Code will be provided from time to time. A copy of the Code is also available to all directors, officers and employees by requesting one from the human resources department or by accessing the Company's website at www.vasotrac.com.

MONITORING COMPLIANCE AND DISCIPLINARY ACTION

   Medwave's management, under the supervision of its Board of Directors or a committee thereof or, in the case of accounting, internal accounting controls or auditing matters, the Audit Committee, shall take reasonable steps from time to time to (i) monitor and audit compliance with the Code, including the establishment of monitoring and auditing systems that are reasonably designed to investigate and detect conduct in violation of the Code, and (ii) when appropriate, impose and enforce appropriate disciplinary measures for violations of the Code.

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   Disciplinary measures for violations of the Code may include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension with or without pay, demotions, reductions in salary, termination of employment or service and restitution.

   Medwave's management shall periodically report to the Board of Directors or a committee thereof on these compliance efforts including, without limitation, periodic reporting of alleged violations of the Code and the actions taken with respect to any such violation.

REPORTING CONCERNS/RECEIVING ADVICE

COMMUNICATION CHANNELS

   Be Proactive. Every employee is encouraged to act proactively by asking questions, seeking guidance and reporting suspected violations of the Code and other policies and procedures of Medwave, as well as any violation or suspected violation of applicable law, rule or regulation arising in the conduct of the Medwave's business or occurring on Medwave's property. IF ANY EMPLOYEE BELIEVES THAT ACTIONS HAVE TAKEN PLACE, MAY BE TAKING PLACE, OR MAY BE ABOUT TO TAKE PLACE THAT VIOLATE OR WOULD VIOLATE THE CODE, HE OR SHE SHOULD BRING THE MATTER TO THE ATTENTION OF MEDWAVE.

   Seeking Guidance. The best starting point for an officer or employee seeking advice on ethics-related issues or reporting potential violations of the Code will usually be his or her supervisor. However, if the conduct in question involves his or her supervisor, if the employee has reported the conduct in question to his or her supervisor and does not believe that he or she has dealt with it properly, or if the officer or employee does not feel that he or she can discuss the matter with his or her supervisor, the employee may raise the matter with the Compliance Officer.

   Communication Alternatives. Any officer or employee may communicate with the Compliance Officer by any of the following methods:

      - In writing (which may be done anonymously as set forth below under "Reporting; Anonymity; Retaliation"), addressed to the Compliance Officer, either by facsimile to 978-762-8908 or by U.S. mail to Medwave, Inc., Attn: Timothy O'Malley, 435 Newbury St., Suite 206, Danvers, MA 01923-1065; or

      -     By e-mail to tomalley@mdwv.com (anonymity cannot be maintained).

   Reporting Accounting and Similar Concerns. Any concerns or questions regarding potential violations of the Code, any other company policy or procedure or applicable law, rules or regulations involving accounting, internal accounting controls or auditing matters should be directed to the Audit Committee or a designee of the Audit Committee. Officers and employees may communicate with the Audit Committee or its designee:

      - in writing to: William Corneliuson, Chairman of the Audit Committee of Medwave, Inc., c/o BC Holdings, 1045 West Glen Oaks Lane, Suite 203, Mequon, WI 53092.

Officers and employees may use either of these methods to communicate anonymously with the Audit Committee.

   Misuse of Reporting Channels. Employees must not use these reporting channels in bad faith or in a false or frivolous manner.

REPORTING; ANONYMITY; RETALIATION

   When reporting suspected violations of the Code, Medwave prefers that officers and employees identify themselves in order to facilitate Medwave's ability to take appropriate steps to address the report, including conducting any appropriate investigation. However, Medwave also recognizes that some people may feel more comfortable reporting a suspected violation anonymously.

   If an officer or employee wishes to remain anonymous, he or she may do so, and Medwave will use reasonable efforts to protect the confidentiality of the reporting person subject to applicable law, rule or regulation or to any applicable legal proceedings. In the event the report is made anonymously, however, Medwave may not have

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sufficient information to look into or otherwise investigate or evaluate the allegations. Accordingly, persons who make reports anonymously should provide as much detail as is reasonably necessary to permit Medwave to evaluate the matter(s) set forth in the anonymous report and, if appropriate, commence and conduct an appropriate investigation.

NO RETALIATION

   Medwave expressly forbids any retaliation against any officer or employee who, acting in good faith, reports suspected misconduct. Any person who participates in any such retaliation is subject to disciplinary action, including termination.

WAIVERS AND AMENDMENTS

   No waiver of any provisions of the Code for the benefit of a director or an executive officer (which includes without limitation, for purposes of this Code, Medwave's principal executive, financial and accounting officers) shall be effective unless (i) approved by the Board of Directors or, if permitted, a committee thereof, and (ii) if applicable, such waiver is promptly disclosed to Medwave's shareholders in accordance with applicable United States securities laws and/or the rules and regulations of the exchange or system on which the Company's shares are traded or quoted, as the case may be.

   Any waivers of the Code for other employees may be made by the Compliance Officer, the Board of Directors or, if permitted, a committee thereof.

   All amendments to his Code must be approved by the Board of Directors or a committee thereof and, if applicable, must be promptly disclosed to Medwave's shareholder in accordance with applicable United States securities laws and/or the rules and regulations of Nasdaq.

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